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                                                             Exhibit 99.B(18)(b)


                          Managed Municipal Fund, Inc.
                         Rule 18f-3 Multiple Class Plan
                                       for
       Flag Investors Class A, Flag Investors Class B and ISI Class Shares

                            Adopted December 13, 1995
                         Amended through August 4, 1997

I.       Introduction.

         A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Managed Municipal Fund, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"),

         B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). On December 13, 1995, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for three classes of shares of the common stock of the Fund's one existing series (the "Series"). The multiple class distribution arrangement will be effective on the date of effectiveness of the post-effective amendment to the Fund's registration statement that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing (Flag Investors Class A, Flag Investors Class B and ISI Class) and future classes of Fund shares. The ISI Shares have been offered since the Fund's inception on February 26, 1990. The Flag Investors Class A Shares have been offered since October 23, 1990. The Flag Investors Class B Shares have not yet been offered. (A fourth class of the Fund's shares (the Flag Investors Class D Shares) are no longer being offered.)

         C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each additional class of shares approved by the Fund's Board of Directors. Before any material amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.

II.      Attributes of Share Classes

         A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date, and related materials of the Board, as set forth in Exhibit A hereto.

         B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that (i) each class shall have a different class designation (e.g., Class A, Class B, Class C, etc.); (ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall


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separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class; (iii) holders of the shares of the class shall have exclusive voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1
Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class; (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operation that are directly attributable to such class ("Class Expenses"(1); and (v) each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.

III.     Expense Allocations

                  Expenses of each class created after the date hereof must be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that class;
(ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

                  The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.


------------------
(1) Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares, (ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares,
(viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.


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                                                                       EXHIBIT A

                                                     Approved:  February 7, 1990

                          Resolutions of Board Creating
      ISI Class of Shares (formerly known as C.J. Lawrence Class of Shares)


         RESOLVED, that the proposed Distribution Agreement between the Fund and
C. J. Lawrence, Morgan Grenfell Inc. for distribution of the Fund's shares be, and the same hereby is, approved, in substantially the form presented to this meeting, and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Plan of Distribution (the "Plan") is determined to be reasonably likely to benefit the Fund and its shareholders;

         FURTHER RESOLVED, that the Plan be, and the same hereby is, approved.

         FURTHER RESOLVED, that the proposed form of Sub-Distribution Agreement be, and the same hereby is, approved.


                                                    Approved: September 19, 1990

          Resolutions of Board Creating Flag Investors Class of Shares


         RESOLVED, that in accordance with the authority granted to the Board of Directors of Managed Municipal Fund, Inc. (the "Fund") pursuant to Article VI,
Section 4 of the Articles of Incorporation of the Fund, a second class of the Fund's 25 million authorized shares of common stock, par value $.001, be, and hereby is, classified and designated as "Flag Investors Managed Municipal Fund Shares" (the "Flag Investors Class");

         FURTHER RESOLVED, that the actions taken by the officers of the Fund in the name and on behalf of the Fund with respect to the establishment of the Flag Investors Class, including filing Post-Effective Amendment No. 1 under the Securities Act of 1933 (the "1933 Act") and Amendment No. 3 under the Investment Company Act of 1940, as amended (the "1940 Act"), to the Fund's Registration Statement on Form N-1A (Registration No. 33-32819), and all necessary exhibits and other instruments relating thereto (collectively the "Registration Statement"), procuring all other necessary signatures thereon, and filing the appropriate exhibits thereto with the Securities and Exchange Commission (the "Commission") under the 1933 Act and the 1940 Act, be and they hereby are ratified and approved;

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed to appear, together with legal counsel, on behalf of the Fund before the Commission in connection with any matter relating to the Registration Statement and to take such other actions, including Blue Sky filings, as may be required in connection with the establishment of such class;

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed in the name and on behalf of the Fund, to take any other action that the officer so acting may deem necessary or appropriate in connection with the establishment and registration of the Flag Investors Class of the Fund, the taking of any such action to establish conclusively such officer's authority therefor and the approval and ratification thereof of by the Fund.


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                                                     Approved:  November 4, 1992


                          Resolutions of Board Renaming
    Flag Investors Class of Shares and Creating Flag Investors Class B Shares


         WHEREAS, the Board of Directors of Managed Municipal Fund, Inc. has previusly designated two classes of the Fund's shares: Flag Investors Managed Municipal Fund Shares and ISI Managed Municipal Fund Shares;

         NOW THEREFORE BE IT RESOLVED, that Flag Investors Managed Municipal Fund Shares be, and they hereby are, further classified and designated as "Flag Investors Class A Shares;"

         FURTHER RESOLVED, that an additional class of shares of Managed Municipal Fund, Inc. (the "Fund") be, and hereby is, classified and designated as the "Flag Investors Class B Shares" and that unissued shares of common stock, par value $.001 per share of the Funds listed below be, and the same hereby are, reclassified as follows:


   Total # Shares        Flag Class A       Flag Class B         Flag Class D             ISI             Unclassified

     40,000,000           15,000,000          2,500,000             500,000           20,000,000            2,000,000


         FURTHER RESOLVED, that the proper officers of each of the foregoing Funds be, and each of them hereby is, authorized and directed to file articles supplementary to the relevant Fund's Articles of Incorporation and to take such other action as may be necessary to designate and reclassify shares in the foregoing manner.

         RESOLVED, that the Distribution Agreement between Managed Municipal Fund, Inc. and Alex. Brown & Sons Incorporated for the Flag Investors Class B Shares (the "Class B Shares") of said Fund be, and the same hereby is, approved;

         FURTHER RESOLVED, that at such time as the Fund offers the Class B Shares, the Plan of Distribution presented at this meeting shall govern the payment of 12b-1 fees by that class;

         FURTHER RESOLVED, that the Plan of Distribution for the Class B Shares of said Fund is determined to be reasonably likely to benefit the Fund and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for similar plans;

         FURTHER RESOLVED, that said Plan be, and the same hereby is, approved.


                                                   Approved:  September 22, 1992


                          Resolution of Board Approving
                           New Distribution Agreement
                           With Armata Financial Corp.


         RESOLVED, that the proposed Distribution Agreement, in substantially the form presented to this meeting, between the Fund and Armata Financial Corp., for distribution of the Fund's C.J. Lawrence Class of Shares be, and the same hereby is, approved and that the appropriate officers be, and they hereby are, authorized and directed to enter into and execute the C.J. Lawrence Class Distribution Agreement with such modifications as the


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officers executing the C.J. Lawrence Class Distribution Agreement shall deem appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.


                                                       Approved:  August 4, 1997

                       Resolutions of Board Approving New
               Distribution Agreement with ICC Distributors, Inc.

                  RESOLVED, that ICC Distributors, Inc. ("ICC ") be, and it hereby is, appointed distributor for all classes of Alex. Brown Cash Reserve Fund, Inc., Flag Investors Telephone Income Fund, Inc., Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc., Flag Investors Real Estate Securities Fund, Inc. and Flag Investors Equity Partners Fund, Inc., and for the Flag Investors classes of each of Managed Municipal Fund, Inc. and Total Return U.S. Treasury Fund, Inc., such appointment to be effective upon the consummation of the merger of Alex. Brown Incorporated with and into a subsidiary of Bankers Trust New York Corporation (the "Merger"), or at such other time as the proper officers of the Fund shall determine;

                  FURTHER RESOLVED, that the proposed Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc. and ICC Distributors, Inc. with respect to all shares except the Flag Investors Shares be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to negotiate, enter into and execute such Distribution Agreement with such modifications as said officers in consultation with counsel shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

                  FURTHER RESOLVED, that the proposed Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc., Flag Investors Telephone Income Fund, Inc., Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Total Return U.S. Treasury Fund, Inc. (for Flag Investors Shares), Managed Municipal Fund, Inc. (for the Flag Investors Shares), Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc., Flag Investors Real Estate Securities Fund, Inc., and Flag Investors Equity Partner Fund, Inc., and ICC Distributors, Inc. be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Funds be, and they hereby are, authorized and directed to negotiate, enter into and execute such Distribution Agreement with such modifications as said officers in consultation with counsel shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.





                                                       Approved:  August 4, 1997

                      Resolutions of Board Approving Plans
                of Distribution for Flag Investors Class A Shares
                        and Flag Investors Class B Shares

                  FURTHER RESOLVED, that the Plan of Distribution for the Flag Investors Class A Shares of Managed Municipal Fund, Inc. be, and hereby is, amended to reflect the change in distributor effected at this meeting, such amendment to be effective upon the consummation of the Merger, or such other time as the proper officers of the Fund shall determine;



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                  FURTHER RESOLVED, that the amended Plan is determined to be reasonably likely to benefit such class and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans;

                  FURTHER RESOLVED, that the continuation of said Plan, as amended, be, and the same hereby is, approved.

                  FURTHER RESOLVED, that the Plan of Distribution for the Flag Investors Class B Shares of said Fund be, and hereby is, amended to reflect the change in distributor effected at this meeting, such amendment to be effective upon the consummation of the Merger, or such other time as the proper officers of the Fund shall determine;

                  FURTHER RESOLVED, that the amended Plan is determined to be reasonably likely to benefit such class and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans;

                  FURTHER RESOLVED, that the continuation of said Plan, as amended, be, and the same hereby is, approved;

                  FURTHER RESOLVED, that at such time as the Fund offers the Flag Investors Class B Shares, the amended Plan of Distribution presented at this meeting shall govern the payment of 12b-1 fees by that class.




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Managed Municipal Fund, Inc.
18f-3 Plan Exhibits

1. Registrant's Articles of Incorporation filed as Exhibit (1)(a) to Post-Effective Amendment No. 10 to Registrant's Registration Statement on Form N-1A (Registration No. 33-32819), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000078) on February 26, 1996 is herein incorporated by reference.

2. Registrant's Articles Supplementary dated December 31, 1994 filed as Exhibit
(1)(c) to Post-Effective Amendment No. 10 to Registrant's Registration Statement on Form N-1A (Registration No. 33-32819), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000078) on February 26, 1996 is herein incorporated by reference.

3. Registrant's By-Laws are filed as Exhibit (2) to Post-Effective Amendment No. 11 to Registrant's Registration Statement on Form N-1A (Registration No. 33-32819) filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-97-000366) on February 26, 1997 and are herein incorporated by reference.

4. Registrant's Distribution Agreement between Registrant and ICC Distributors, Inc. with respect to Flag Investors Shares filed as Exhibit (6)(a) to this Post-Effective Amendment No. 12 to Registrant's Registration Statement on Form N-1A (Registration No. 33-32819), filed herewith and is herein incorporated by reference.

5. Registrant's Distribution Plan with respect to Flag Investors Class A Shares filed as Exhibit (15)(d) to this Post-Effective Amendment No. 12 to Registrant's Registration Statement on Form N-1A (Registration No. 33-32819), filed herewith and is herein incorporated by reference.

6. Registrant's Distribution Agreement between Registrant and International Strategy & Investment Group, Inc. with respect to ISI Managed Muncipal Fund Shares filed as Exhibit (6)(d) to this Post-Effective Amendment No. 12 to Registrant's Registration Statement on Form N-1A (Registration No. 33-32819), filed herewith and is herein incorporated by reference.

7. Registrant's Distribution Plan with respect to ISI Managed Municipal Fund Shares filed as Exhibit (15)(c) to this Post-Effective Amendment No. 12 to Registrant's Registration Statement on Form N-1A (Registration No. 33-32819), filed herewith and is herein incorporated by reference.

8. Registrant's Form of Sub-Distribution Agreement between ICC Distributors, Inc. and Participating Dealers is filed as Exhibit (6)(e) to this Post-Effective Amendment No. 12 to Registrant's Registration Statement on Form N-1A (Registration No. 33-32819) filed herewith and is herein incorporated by reference.

9. Registrant's Prospectus relating to its Flag Investors Class A Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 33-32819) and as amended from time to time, is herein incorporated by reference.

10. Registrant's Prospectus relating to its ISI Managed Municipal Fund Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 33-32819) and as amended from time to time, is herein incorporated by reference.